Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, AT&T Note-Backed Series 2004-2

*CUSIP:	21988K297	Class	A-1
	21988KAJ6	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 12, 2010.

INTEREST ACCOUNT

Balance as of May 17, 2010		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of August 12, 2010 Call Price received August 12, 2010 upon exercise of Call Warrants by 100% of the holders thereof		$10,914,793.37

LESS:
Distribution to Class A-1 Holders	-$	725,000.00
Distribution to Class A-2 Holders	-$	10,189,793.37
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of August 12, 2010		$0.00

PRINCIPAL ACCOUNT

Balance as of May 17, 2010		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of August 12, 2010 Call Price received August 12, 2010 upon exercise of Call Warrants by 100% of the holders thereof		$50,000,000.00

LESS:
Distribution of principal to Class A-1 Holders on August 12, 2010	-$	50,000,000.00
Distribution of $50,000,000 principal amount of underlying securities to Call Warrants Holder on August 12, 2010	-$	0.00
Balance as of August 12, 2010		$0.00

UNDERLYING SECURITIES HELD AS OF August 12, 2010

Principal Amount	Title of Security
$0	AT&T Corp. (8.000% Initial Interest Rate) Senior Notes due November 15, 2031
*CUSIP: 001957BD0

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.